Exhibit 99.1

GrowGeneration Reports Record Third Quarter 2020 Financial Results

Record Revenues of $55.0 Million, Adjusted EBITDA of $6.6 Million, and
Pre-Tax Net Income of $5.1 Million

●	2020 full-year revenue guidance increased to $185-$190 million
●	2020 full-year adjusted EBITDA guidance updated to $19.0 million-$20.0 million
●	2020 full-year GAAP pre-tax net income guidance for 2020 is $9.0 million-$11.0 million
●	2021 full-year revenue guidance updated to $280 million-$300 million
●	2021 full-year adjusted EBITDA guidance for 2021 increased to $34.0 million-$36.0 million

DENVER, CO. November 11, 2020 /PRNewswire/ - GrowGeneration Corp. (NASDAQ:GRWG), (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers with 31 locations across 11 states, today reported record third quarter 2020 revenues of $55.0 million, versus $21.8 million in the same period last year. This represents the Company’s eleventh consecutive quarter of record revenues. Third quarter 2020 adjusted EBITDA of $6.6 million compares to $2.0 million in the same period last year. The Company also reported record third quarter 2020 GAAP pre-tax net income of approximately $5.1 million, compared to pre-tax net income of $1.0 million, in the same period last year. As the Company continues to outpace guidance, it is increasing 2020 revenue guidance to $185 million-$190 million, and adjusted EBITDA to $19.0 million-$20.0 million. Revenue and adjusted EBITDA guidance for 2021 increases to $280 million-$300 million, and $34 million-$36 million, respectively.

“Our steadfast focus on rapid, strategic growth in key markets, both organically and through acquisitions, has resulted in our eleventh consecutive quarter of record revenues and EBITDA, said Darren Lampert, GrowGen’s co-founder and CEO. “We are building a best-in-class team of grow professionals, a robust e-commerce platform, and an insight-driven retail footprint targeting both established and emerging markets. The results of the recent elections, combined with our proven ability to scale while reducing operational costs, will allow us to grow our revenue and expand our bottom line into the following quarters. We have raised our guidance accordingly.”

Financial Highlights for Third Quarter 2020 Compared to Third Quarter 2019

●	Revenues rose 153% to $55.0 million, for third quarter 2020, versus $21.8 million for the same period last year
●	Same-store sales were $33.4 million for third quarter 2020, versus $19.2 million for third quarter 2019, a 73% increase year over year

●	Adjusted EBITDA of $6.6 million for third quarter 2020, versus $2.0 million for third quarter 2019, an increase of 230% year over year, or $.14 per share basic for third quarter 2020 versus $.06 per share basic for the same period last year
●	Gross profit margin for third quarter 2020 was 26.5% compared to 29.9% in the same quarter last year; the decrease in margin is attributable to a larger percentage of revenue from our expanding commercial and e-commerce business segments
●	Gross profit was $14.6 million for third quarter 2020, compared to $6.5 million for the same period last year, an increase of 124% year over year
●	Store operating costs, as a percentage of sales, was 9.0 % for third quarter 2020, compared to 12.6% for the same period last year, an improvement of 28% year over year
●	Income from store operations was $9.6 million for third quarter 2020, versus $3.8 million for the same period last year, an increase of 156% year over year
●	Income from store operations as a percentage of revenue was 17.4% for the third quarter 2020
●	Online sales increased by 112% in the third quarter when compared to the same quarter last year
●	The commercial division generated over $13.0 million in revenues, an increase of 188% in the third quarter 2020 versus the same period last year
●	GrowGen’s private-label line of products surpassed $1.0 million in sales in the third quarter
●	Corporate payroll and general and administrative expense, excluding non-cash operating expenses, as a percentage of revenue, was 5.5% for third quarter 2020 versus 8.4% for the same period last year, an improvement of 34% year over year
●	Pre-tax net income was $5.1 million for the third quarter 2020 versus $1.0 million for the same period last year
●	GAAP net income was $3.3 million, or $0.07 per share basic, for third quarter 2020 compared to net income of $1.0 million, or $0.03 per share basic, for same period last year, an increase of 133% year over year

Nine-Month Financial Results

●	Revenues rose 142% to $131.4 million for the first nine-months of 2020 compared to $54.3 million for same period last year
●	Same-store sales increased 59% to $52.4 million for the first nine months of 2020 compared to $33.0 million for same period last year
●	Adjusted EBITDA rose 208% to $13.4 million, or $0.32 per share, for the first nine months of 2020 compared to $4.3 million, or $0.14 per share, for same period last year
●	Gross profit for the first nine months of 2020 grew 119% to $35 million compared to $16 million in the same period last year
●	Gross profit margin for the first nine months of 2020 was 27%
●	Income from store operations grew 161% to $22.6 million for the first nine months of 2020 compared to $8.6 million for the same period last year
●	Pre-tax net income was $5.8 million for the first nine months of 2020 compared to $2.3 million for same period last year
●	GAAP net income for the first nine months of 2020 was $3.8 million, or $0.09 per share, versus $2.3 million, or $0.07 per share, for the same period last year, a 63% increase
●	Online sales increased by 140% to $7.4 million, for the first nine months of 2020 compared to $3.1 million for the same period last year
●	The commercial division generated over $32.7 million in revenues, an increase of 200% for the first nine months of 2020 compared to $10.9 million the same period last year

Working Capital and Cash

As previously announced on July 2, 2020, we closed on a $48 million upsized follow-on public offering with Oppenheimer & Co. Inc. acting as the sole book-running manager for the Offering. Ladenburg Thalmann & Co. Inc. and Lake Street Capital Markets, LLC acted as co-managers for the Offering. The Company is using this capital from the Offering primarily to expand its network of hydroponic garden centers through organic growth and acquisitions, build-out new GrowGeneration hydroponic garden centers in new markets such as New Jersey, New York, Pennsylvania and Ohio, and complete our national distribution network adding Los Angeles, Miami and New England.

●	Working capital was $83 million on September 30, 2020 compared to $30.6 million at December 31, 2019
●	Cash on September 30, 2020 was $55.3 million, cash on December 31, 2019 was $12.98 million, and cash as of November 2, 2020 was $50.4 million
●	Proceeds from the sale of common stock and warrants were $44.9 million for third quarter 2020

M&A Activity

Our merger and acquisition pipeline is the most active it has been since the Company’s inception. As announced on November 2, 2020, the Company signed an asset purchase agreement to acquire The GrowBiz, the nation’s third-largest chain of hydroponic garden centers. The GrowBiz is a $50 million chain of five garden centers and when completed, will increase the total count of GrowGen garden centers to 36.

As we have often stated, the Company’s corporate goal is to reach 50 garden centers and 15 states in 2021, and we made significant progress towards this goal in the third quarter.

Recent Events

●	On August 10,2020, the Company purchased the assets of Emerald City Garden, located in Concord, California
●	On October 12, 2020, the Company purchased the assets of Hydroponics Depot, located in Phoenix, Arizona, expanding our geographic footprint to 11 states
●	On October 20, 2020, the Company purchased the assets of The Big Green Tomato, a two-store chain in Battle Creek and Taylor, Michigan
●	On October 29, 2020, the Company signed an asset purchase agreement to acquire the third-largest chain of hydroponic garden centers in the US, The GrowBiz, with five stores in California and Oregon

COVID-19 Response

The Company continues to be mindful of the COVID-19 pandemic that is besieging society, leaving no one unaffected. We are thankful for the dedication of health care workers and first responders, as well as the essential workers who are keeping our communities running.

As a result of the Company’s first-rate preparedness, all personnel have been working at full capacity since mid-March and Company management has been inspired by the efforts and dedication of GrowGen’s team as they have worked tirelessly to service our customers and communities.

Conference Call

The company will host a conference call on November 12, 2020 at 9:00AM Eastern Time. To participate in the call, please dial (888)-664-6383 (domestic). Participants should request the GrowGeneration Earnings Call or provide confirmation code: 96567037. This call is being webcast and can be accessed on the Investor Relations section of GrowGeneration website at:
https://ir.growgeneration.com/news-events/ir-calendar.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 31 stores, which include 5 locations in Colorado, 6 locations in California, 2 locations in Nevada, 1 location in Washington, 6 locations in Michigan, 1 location in Rhode Island, 4 locations in Oklahoma, 1 location in Oregon, 3 locations in Maine, 1 location in Florida, and 1 location in Arizona. GrowGen also operates an online superstore for cultivators, located at www.growgeneration.com.GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major states in the US and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the US. By 2025, the global hydroponics system market is estimated to reach approximately $16 billion.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Contacts:

Michael Salaman

michael@growgeneration.com

John Evans

Investor Relations

415-309-0230

john.evans@growgeneration.com

Lisa Weser

Media Relations

lisa@trailblaze.co

Use of Non-GAAP Financial Information

The Company believes that the presentation of results excluding certain items in “Adjusted EBITDA,” such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

Set forth below is a reconciliation of Adjusted EBITDA to net income:

	September 30, 2020	September 30, 2019
Net income	$3,337,333	$1,049,699
Income taxes	1,775,801	-
Interest	142	27,067
Depreciation and Amortization	443,578	247,715
EBITDA	5,556,854	1,324,481
Share based compensation (option compensation, warrant compensation, stock issued for services)	1,022,137	553,492
Amortization of debt discount	-	114,210

Adjusted EBITDA	$6,578,991	$1,992,183

Adjusted EBITDA per share, basic	$.14	$.06
Adjusted EBITDA per share, diluted	$.13	$.05

	Nine Months Ended
	September 30, 2020	September 30, 2019
Net income	$3,817,758	$2,341,120
Income taxes	1,955,113	-
Interest	19,728	35,757
Depreciation and Amortization	1,270,398	538,847
EBITDA	7,062,997	2,915,724
Share based compensation (option compensation, warrant compensation, stock issued for services)	6,324,109	1,075,735
Amortization of debt discount	-	356,306

Adjusted EBITDA	$13,387,106	$4,347,765

Adjusted EBITDA per share, basic	$.32	$.14
Adjusted EBITDA per share, diluted	$.30	$.13

GROWGENERATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$55,347,450	$12,979,444
Accounts receivable (net of allowance for credit losses of $364,262 and $291,372, respectively)	5,246,521	4,455,209
Inventory, net	37,847,421	22,659,357
Prepaid expenses and other current assets	5,537,083	2,549,559
Total current assets	103,978,475	42,643,569

Property and equipment, net	4,488,922	3,340,616
Operating leases right-of-use assets, net	8,109,184	7,628,591
Deferred income taxes		-
Intangible assets, net	864,219	233,280
Goodwill	21,925,084	17,798,932
Other assets	336,149	377,364
TOTAL ASSETS	$139,702,033	$72,022,352

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,452,252	$6,024,750
Other accrued liabilities	119,810	-
Payroll and payroll tax liabilities	1,943,328	1,072,142
Customer deposits	2,469,581	2,503,785
Sales tax payable	901,900	533,656
Income taxes payable	1,927,805	-
Current maturities of operating leases liability	2,037,537	1,836,700
Current maturities of long-term debt	88,049	110,231
Total current liabilities	20,940,262	12,081,264

Operating leases liability, net of current maturities	6,307,463	5,807,266
Long-term debt, net of current maturities	189,333	242,079
Total liabilities	27,437,058	18,130,609

Commitments and contingencies

Stockholders’ Equity:
Common stock; $.001 par value; 100,000,000 shares authorized; 48,412,292 and 36,876,305 shares issued and outstanding, respectively	48,412	36,876
Additional paid-in capital	115,285,993	60,742,055
Accumulated deficit	(3,069,430)	(6,887,188)
Total stockholders’ equity	112,264,975	53,891,743
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$139,702,033	$72,022,352

GROWGENERATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Sales	$55,007,475	$21,778,487	$131,440,820	$54,349,092
Cost of sales	40,436,707	15,276,906	96,338,467	38,340,670
Gross profit	14,570,768	6,501,581	35,102,353	16,008,422

Operating expenses:
Store operations	4,972,058	2,744,199	12,523,594	7,360,525
General and administrative	857,943	803,707	3,244,682	1,928,020
Share based compensation	1,022,137	553,492	6,324,109	1,075,735
Depreciation and amortization	443,578	247,715	1,270,398	538,847
Salaries and related expenses	2,175,276	1,020,627	5,944,427	2,449,733
Total operating expenses	9,470,992	5,369,740	29,307,210	13,352,860

Income from operations	5,099,776	1,131,841	5,795,143	2,655,562

Other income (expense):
Interest expense	(142)	(141,277)	(19,728)	(392,063)
Interest income	47,562	60,973	72,605	95,256
Other income (loss)	(34,062)	(1,838)	(75,149)	(17,635)
Total non-operating income (expense), net	13,358	(82,142)	(22,272)	(314,442)

Net income before taxes	5,113,134	1,049,699	5,772,871	2,341,120
Provision for income taxes	(1,775,801)	-	(1,955,113)	-
Net Income	$3,337,333	$1,049,699	3,817,758	$2,341,120

Net income per shares, basic	$.07	$.03	.09	$.07
Net income per shares, diluted	$.06	$.03	.09	$.07

Weighted average shares outstanding, basic	47,878,011	35,707,788	41,477,438	31,523,679
Weighted average shares outstanding, diluted	51,626,134	37,606,678	44,223,683	32,191,027